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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Amended and Restated Interpore International, Inc. Employee Qualified Stock Purchase Plan and to the incorporation by reference therein of our report dated February 3, 1999, with respect to the consolidated financial statements and schedule of Interpore International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.



                                             /s/ ERNST & YOUNG LLP


Irvine, California
September 1, 1999



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